77Q(1)(d): Copies of all constituent instruments defining rights of the holders of any new class of
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securities

         Amendment No. 43 to the Trust's Agreement and Declaration of Trust, dated May 10, 2007, which established Class A, Class C and Institutional Class shares of the Goldman Sachs International Equity Dividend and Premium Fund and Goldman Sachs Structured International Tax-Managed Equity Fund, is incorporated herein by reference to Exhibit (a)(44) to Post-Effective Amendment No. 159 to the registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on June 12, 2007 (Accession No. 0000950123-07-008564).

         Amendment No. 46 to the Trust's Agreement and Declaration of Trust, dated November 8, 2007, which established Class A, Class C, and Institutional Class Shares of the Absolute Return Tracker Fund, is incorporated herein by reference to Exhibit (a)(47) to Post-Effective Amendment No. 173 ("PEA 173") to the registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on May 29, 2008 (Accession No. 0000950123-07-015968). Amendment No. 47 to the Trust's Agreement and Declaration of Trust, dated November 8, 2007, which established Class R and Class IR Shares, is incorporated herein by reference to Exhibit (a)(48) to PEA 173.